CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to Registration Statement No. 333-72042 on Form N-4 of our report dated February 22, 2019, relating to the financial statements of Talcott Resolution Life Insurance Company and subsidiaries, appearing in the Statement of Additional Information, which is incorporated by reference to this Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

September 16, 2019